UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
November 5, 2004

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 — Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 — Entry into a Material Definitive Agreement

On September 22, 2004, the Compensation and Organization Committee of the Campbell Soup Company (the “Company”) Board of Directors approved performance goals for the Company’s shareowner-approved Annual Incentive Plan (filed as Exhibit 10(c) to the Campbell Soup Company Annual Report on Form 10-K for the fiscal year ended July 30, 2000) in four key measurement areas. The four key measurement areas for fiscal 2005 are financial, marketplace, operational and strategic. In assessing performance against these goals, the Committee will consider a mix of quantitative and qualitative criteria. In the financial area, the quantitative measures include net sales, earnings, marketing expenditures, working capital, free cash flow and return on invested capital. In the marketplace area, the quantitative measures are consumption and market share changes. For the operational and strategic areas, progress toward achievement of major initiatives to deliver the Company’s annual Operating Plan and three-year Strategic Plan are assessed. Bonus awards to each individual executive, within the limits of the total bonus pool approved by the Compensation and Organization Committee, are based on individual performance and business unit performance and can vary from zero to 175% of the individual’s target incentive amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: November 5, 2004	By:	/s/ Robert A. Schiffner
Robert A. Schiffner
Senior Vice President and Chief Financial Officer

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